UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 15, 2005

WESTERN GAS RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10389	84-1127613
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1099 18th Street, Suite 1200, Denver, Colorado		80202
(Address of Principal Executive Offices)		(Zip Code)

(303) 452-5603

(Registrant’s telephone number, including area code)

N.A.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Annual Incentive Framework

On July 15, 2005, the Board of Directors (“Board”) of Western Gas Resources, Inc. (“Western”) approved and adopted an Annual Incentive Framework (the “Framework”) governing the calculation of annual bonus payments to be made to Western’s executive officers and other senior employees.  The Framework is structured so that 60% of the bonus award is based on goal attainment and the remaining 40% of the bonus award is discretionary.  The components of the goal attainment percentage are production growth, throughput growth, stock price growth, reserve replacement and cash flow per share.  The components are further valued at between 50% and 150% of base salary depending on whether the threshold, target or maximum pre-set level is attained for each component.  If the threshold level is not attained for a particular component, then that component will be set at zero.  In addition, the Compensation Committee is entitled, in its discretion, to assign a value of between 50% to 150% of base salary to the discretionary portion of the award.  If the compensation committee determines that performance was below acceptable levels it may assign zero to the discretionary portion of the award.

Director Remuneration

On July 15, 2005, the Board approved an increase in the annual retainer for each member of the Board to $50,000 per year and $75,000 for the Chairman of the Board.  Additionally, the annual retainer for the Chairman of the Audit Committee for service on that committee was increased to $17,500.  The current remuneration of the members of Western’s Board is set forth in the document attached hereto as Exhibit 10.1, which is incorporated herein by this reference.

Stock Incentive Plan

On May 6, 2005, the stockholders of Western approved the 2005 Stock Incentive Plan which had previously been approved by the Board in March 2005.  On May 19, 2005, the Compensation Committee of the Board granted stock options and restricted stock to Western’s executive officers and other key employees.  A total of 744,226 stock options and 359,910 shares of restricted stock were granted. Both the stock options and restricted stock vest over three years, commencing on the first anniversary of the grant date. The stock options have an exercise price of $31.85.  The grants to the named executive officers of Western were as follows:

Name	Title	Stock Options	Restricted Stock
Peter A. Dea	President & Chief Executive Officer	71,116	16,378
John C. Chandler	Executive Vice President & Chief Operating Officer	37,273	8,584
William J. Krysiak	Executive Vice President & Chief Financial Officer	31,447	7,242
John C. Walter	Executive Vice President & General Counsel	32,409	7,464
Edward A. Aabak	Executive Vice President - Midstream	32,135	7,400

Western’s 2005 Stock Incentive Plan is described in Western’s definitive proxy statement for its 2005 annual meeting of stockholders.  A copy of that description is attached as Exhibit 10.2 and incorporated herein by this reference.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 15, 2005, Ward Sauvage resigned as a member of the Board of Directors of Western Gas Resources, Inc.  A copy of the press release announcing his resignation is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(a)           Exhibits.

A list of exhibits filed herewith is contained on the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN GAS RESOURCES, INC.
(Registrant)

Date: July 20, 2005	By:	/s/ William J. Krysiak
Name: William J. Krysiak
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Remuneration of Directors.
10.2	Description of 2005 Stock Incentive Plan from proxy statement for the 2005 annual meeting of stockholders (pages 3-6).
10.3	Western Gas Resources, Inc. 2005 Incentive Plan, incorporated by reference to Exhibit 4.7 of Western’s Registration Statement on Form S-8 filed May 31, 2005.
99.1	Press release, dated July 20, 2005.